Exhibit 10.55

FIRST AMENDED AND RESTATED LOAN AGREEMENT

Between

U.S. HOME SYSTEMS, INC.		THE FROST NATIONAL BANK
750 State Highway 121 Bypass, Suite 170	and	100 W. Houston Street
Lewisville, Texas 75067		San Antonio, Texas 78205

February 9, 2006, to be effective for all purposes as of February 10, 2006

THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT (the “Loan Agreement”) will serve to set forth the terms of the financing transactions by and between U.S. HOME SYSTEMS, Inc., a Delaware corporation (“Borrower”), and THE FROST NATIONAL BANK, a national banking association (“Lender”):

1. Credit Facilities. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the “Loan Documents”), Lender hereby agrees to provide to Borrower the credit facility or facilities hereinbelow (whether one or more, the “Credit Facilities”):

(a) Revolving Line of Credit. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) the Collateral Value of the Eligible Installment Contracts (as defined below) or (ii) $3,000,000 (the “Revolving Line of Credit”). Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. If at any time the aggregate principal amount outstanding under the Revolving Line of Credit shall exceed the Collateral Value of the Eligible Installment Contracts, Borrower agrees to immediately repay to Lender such excess amount, plus all accrued unpaid interest thereon. The initial advance under the Revolving Line of Credit shall be used to refinance a portion of the sums outstanding on the date hereof under the revolving line of credit under the Existing Loan Agreement (as defined below) and all subsequent advances under the Revolving Line of Credit shall be used to acquire Installment Contracts, for working capital of FCC (as defined below) and other general corporate purposes.

Borrower shall immediately pay or cause to be paid to Lender the proceeds of any Installment Contract sold or otherwise transferred, and with respect to any Eligible Installment Contract sold or otherwise transferred for less than its Collateral Value, Borrower shall immediately pay Lender the difference between the Collateral Value of such Eligible Installment Contract and the proceeds received from the sale or other transfer of such Eligible Installment Contract. In the event Borrower desires to substitute any Eligible Installment Contract (the “Replacement Contract”) for an Installment Contract previously delivered and purchased or contributed pursuant to the Securitization, Borrower shall provide notice of its intention to Lender and pay Lender the Collateral Value of the Replacement Contract. Upon receipt of the Collateral Value of the Replacement Contract, Lender shall execute such documents evidencing Lender’s release of its lien on the Replacement Contract as Borrower may reasonably request. Upon notice from U.S. Bank (as defined below) that any Eligible Installment Contract delivered to U.S. Bank is not eligible for purchase under the Securitization (as defined below), Borrower and FCC shall deliver written notice to Lender of the documentation deficiencies noted by U.S. Bank. If Lender determines in its reasonable discretion that such deficiencies materially impair such Eligible Installment Contract’s Collateral Value, Borrower will pay Lender the Collateral Value of such Eligible Installment Contract or cure such deficiency within fifteen days after notice by Lender to Borrower.

With respect to any sale by FCC of an Installment Contract other than pursuant to the Securitization, prior to the occurrence of an Event of Default, upon delivery by Borrower of a transmittal request substantially in the form attached hereto as Exhibit 1 (a “Transmittal Request”), Lender will execute and deliver a transmittal to the purchaser identified in the Transmittal Request in substantially the form of Exhibit 2 (a “Bailee Letter”) and direct U.S. Bank to deliver such Installment Contracts to the purchaser named in such Bailee Letter. All Installment Contracts delivered to any purchaser (other than a purchaser under the Securitization) shall be delivered under cover of a Bailee Letter, along with a copy of the applicable Transmittal Request. Borrower and FCC shall cause all purchasers to pay all amounts payable (other than any such amount being loaned or contributed as capital by FCC to FCC Acceptance Corp. in connection with the Securitization) on account of the sale of Installment Contracts directly to Lender. Borrower will not be credited for any amount due from any purchaser (including any purchase under the Securitization) until Lender has actually received immediately available funds.

FCC, Lender, U.S. Bank, FCC Acceptance Corp. and DZ Bank AG Deutsche Zentral - Genossenschaftsbank, Frankfurt Am Main (“DZ Bank”) have entered into a Letter Agreement dated as of May 30, 2003 (as from time to time amended, modified or restated, the “Letter Agreement”), regarding the delivery and sale of Installment Contracts by FCC pursuant to the Securitization. Borrower shall, and shall cause FCC to, deliver to Lender (a) simultaneously with each delivery of Installment Contracts to U.S. Bank, a list of each Installment Contract so delivered, and (b) upon FCC’s receipt thereof, a copy of each notice from U.S. Bank as to which delivered Installment Contracts will be eligible for purchase under the Securitization.

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(b) Borrowing Base Line of Credit. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base (as defined below), or (ii) $4,000,000 (the “Borrowing Base Line of Credit”). If at any time the aggregate principal amount outstanding under the Borrowing Base Line of Credit shall exceed an amount equal to the Borrowing Base, Borrower agrees to immediately repay to Lender such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. The initial advance under the Borrowing Base Line of Credit shall be used to refinance the sums outstanding on the date hereof under the borrowing base line of credit under the Existing Loan Agreement and all subsequent advances under the Borrowing Base Line of Credit shall be used for working capital and other general business purposes of Borrower and its operating subsidiaries. Borrower understands and agrees that for a period of not less than 30 consecutive days during the term of the promissory note evidencing this Credit Facility the outstanding principal amount of the Revolving Line of Credit must be below $1,800,000.

(c) Equipment Advances. Subject to the terms and conditions set forth herein, Lender agrees to make advances (each an “Equipment Advance”) to Borrower. The aggregate amount of Equipment Advances shall not exceed $875,000. Each Equipment Advance shall not exceed 80% of the invoice amount of equipment approved by Lender from any time to time (including any such equipment acquired by Borrower after February 9, 2005 and prior to February 11, 2007), excluding taxes, shipping, warranty charges, freight discounts and installation expense. Equipment Advances, once repaid, may not be reborrowed.

(d) Term Loan. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, and Borrower agrees to borrower from Lender, the amount of $1,200,000 (the “Term Loan”) in a single advance on the date hereof. The sums advanced under the Term Loan shall be used to (i) refinance U.S. Remodeler’s indebtedness that is secured by U.S. Remodeler’s real property in Charles City County, Virginia, (ii) reduce the outstanding principal amount under the borrowing base line of credit under the Existing Credit Agreement, and (iii) refinance a portion of the revolving line of credit outstanding under the Existing Credit Agreement.

(e) Existing Term Loan. Lender has heretofore made a term loan to Borrower in the original principal amount of $775,000, as evidenced by that certain Promissory Note dated as of May 30, 2003, executed by Borrower payable to the order of Lender.

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2. Defined Terms. As used in this Loan Agreement, the following terms have the meanings given below:

(a) “Borrowing Base” means an amount equal to 80% of the Eligible Accounts, plus 50% of the Eligible Inventory.

(b) “Change of Control” means that at any time (i) Borrower shall fail to own, directly or indirectly, at least 51% of all of the outstanding Capital Stock of any Guarantor or shall cease to have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of any Guarantor, (ii) there are not at least two of the following individuals, Murray H. Gross, James D. Borschow, Robert A. DeFronzo or Peter Bulger, who are employed in senior management positions at Borrower and its subsidiaries, involved in the day-to-day operations of Borrower and its subsidiaries and able to perform substantially all of the material business decisions of Borrower and its subsidiaries as employees of Borrower or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), shall become or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding Capital Stock of Borrower. For purposes of this definition, the following terms have the following meaning:

“Board of Directors” means, with respect to any Person, such Person’s Board of Directors or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, participations or other equivalents of or interest in equity (however designated) of such Person.

(c) “Collateral Value” means with respect to each Eligible Installment Contract, as of the date of determination, 90% of the outstanding principal balance of such Installment Contract.

(d) “DZ Bank” means DZ Bank AG Deutshe Zentral - Genossenschaftsbank, Frankfurt Am Main.

(e) “Eligible Accounts” means at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of any of Borrower or U.S. Remodelers, for goods sold or leased or services rendered in the ordinary course of business, in which the Lender has a perfected, first priority lien, after deducting (without duplication): (i) each such account that is unpaid sixty (60) days or more after the original invoice date thereof, (ii) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors, (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which payment by the account debtor may be

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conditional, (v) all accounts with respect to which any of Borrower or U.S. Remodelers has furnished a payment and/or performance bond and that portion of any account for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (vi) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors, (vii) all accounts owing by any affiliates of Borrower, (viii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Lender of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Lender, (ix) all accounts due any of Borrower or U.S. Remodelers by any account debtor whose principal place of business is located outside the United States of America and its territories, (x) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment, and (xii) any other accounts deemed unacceptable by Lender in its sole and absolute discretion.

(f) “Eligible Installment Contract” means an Installment Contract with respect to which each of the following statements is accurate and complete (and FCC and Borrower by including such Installment Contract in any computation of the Collateral Value shall be deemed to so represent to Lender):

(i) such Installment Contract is a binding and valid obligation of the debtor or obligor named therein to FCC, as holder of the Installment Contract, in full force and effect and enforceable in accordance with its terms;

(ii) such Installment Contract is genuine in all respects as appearing on its face and as represented in the books and records of FCC, and all information set forth therein is true and correct;

(iii) to the best knowledge of FCC, such Installment Contract is free of any default of any party thereto, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance;

(iv) such Installment Contract is free and clear of all security interests and liens, except in favor of Lender;

(v) such Installment Contract complies in all respects with all requirements of law applicable thereto, and any notice or act required by law or regulation to be given or performed, in connection with such Installment Contract has been given and performed in full;

(vi) no payment under such Installment Contract is more than thirty (30) days past due the payment due date set forth therein;

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(vii) FCC acquired such Installment Contract no more than ninety (90) days prior to the date of determination;

(viii) such Installment Contract is payable in monthly installments of principal and interest, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related interest rate; provided that such Installment Contract may provide that the first monthly installment shall not be due and payable for a period of time not to exceed ninety (90) days from the date of FCC’s acquisition of such Installment Contract;

provided, however, that with respect to any Installment Contract in the event U.S. Bank notifies Lender that each item listed in the definition of Individual Receivable File with respect to such Installment Contract is not delivered to U.S. Bank within seven (7) business days of the date such Installment Contract is first included as an Eligible Installment Contract and such document deficiency is not cured by Borrower and FCC or waived by Lender within fifteen (15) days of notice of such deficiency by U.S. Bank, such Installment Contract shall no longer constitute an Eligible Installment Contract.

(g) “Eligible Inventory” means as of any date, the aggregate value of all inventory of raw materials and finished goods (excluding work in progress and packaging materials, supplies and any advertising costs capitalized into inventory) then owned by Borrower or U.S. Remodelers and held for sale, lease or other disposition in the ordinary course of its business, in which Lender has a first priority lien, excluding (i) inventory which is damaged, defective, obsolete or otherwise unsaleable in the ordinary course of business of Borrower or U.S. Remodelers, as applicable, (ii) inventory which has been returned or rejected, and (iii) inventory subject to any consignment arrangement between Borrower or U.S. Remodelers, as applicable, and any other person or entity. For purposes of this definition, Eligible Inventory shall be valued at the lower of cost (excluding the cost of labor) or market value.

(h) “Existing Loan Agreement” means the Loan Agreement dated May 30, 2003, between Borrower and Lender, as amended or modified prior to the date hereof.

(i) “Individual Receivables File” means with respect to each Eligible Installment Contract, a file containing each of the following items:

(i) if such Installment Contract is not secured by a mortgage or deed of trust or other instrument creating a lien on real property:

(1) the sole original, executed copy of the related Installment Contract (including any amendments, extensions, modifications or waivers with respect thereto) with original assignments of such Installment Contract showing a complete chain of assignments from the applicable contractor to FCC;

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(2) an executed copy of a certificate executed by the obligor under such Installment Contract and the applicable contractor certifying that the related home improvements have been fully completed; and

(3) a copy of the original credit application of the obligor related to such Installment Contract.

(ii) if such Installment Contract is secured by a mortgage or deed of trust or other instrument creating a lien on real property:

(1) the sole original, executed copy of the related Installment Contract (including any amendments, extensions, modifications or waivers with respect thereto) with original assignments of such Installment Contract showing a complete chain of assignments from the applicable contractor to FCC;

(2) a copy of the mortgage, deed of trust or other similar instrument (a “Mortgage”) related to such Installment Contract (together with evidence of transmittal of such Mortgage to the appropriate recording office) and original assignments of such Mortgage showing a complete chain of assignments of such Mortgage from origination to FCC (in each case, together with evidence of transmittal of such assignments of mortgage to the appropriate recording office);

(3) a copy of the title report related to the underlying collateral related to such Installment Contract; and

(4) a copy of the original credit application of the obligor related to such Installment Contract.

(j) “Installment Contract” means a consumer home improvement contract or loan which is evidenced by an installment contract or similar agreement, and which is owned by FCC, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

(k) “Loans” means all advances under the Credit Facilities.

(l) “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, or any other legally recognizable entity.

(m) “Purchase Agreement” means the Purchase and Contribution Agreement dated as of February 11, 2003, by and between FCC and FCC Acceptance Corp.

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(n) “Receivables Agreement” means the Receivables Loan and Security Agreement dated as of February 11, 2003, among FCC Acceptance Corp., FCC, as servicer, Autobahn Funding Company LLC, DZ Bank, as Agent, U.S. Bank, as Custodian, and Compu-Link Corporation, as back-up servicer.

(o) “Securitization” means the sale or contribution from time to time by FCC of Installment Contracts to FCC Acceptance Corp, pursuant to the Purchase Agreement.

(p) “U.S. Bank” means U.S. Bank National Association.

3. Promissory Notes. The Loans shall be evidenced by one or more promissory notes (whether one or more, together with any renewals, extensions and increases thereof, the “Notes”) duly executed by Borrower and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Notes shall accrue at the rate set forth therein. The principal of and interest on the Notes shall be due and payable in accordance with the terms and conditions set forth in the Notes and in this Loan Agreement.

4. Requesting Advances.

(a) All Advances. In Lender’s discretion, Lender may require Borrower to give Lender not less than one (1) business day prior notice of each requested advance under the Credit Facilities specifying (i) the aggregate amount of such requested advance, (ii) the requested date of such advance, and (iii) the purpose for such advance, with such advances to be requested in a form satisfactory to Lender.

(b) Advances under the Revolving Line of Credit. In addition to the notice described in the immediately preceding clause (a) (if such notice is required by Lender), Borrower shall give to Lender not less than one (1) business day prior to each advance under the Revolving Line of Credit, (i) an Installment Contract Certificate in the form attached hereto as Exhibit A as of the date of Borrower’s request for such advance, (ii) a listing of all Installment Contracts purchased by FCC since the date of the last report delivered to Lender pursuant to Section 12(e), (iii) a listing of all Installment Contracts sold by FCC since the date of the last report delivered to Lender pursuant to Section 12(e), and (iv) an Installment Contract aging report dated as of the date of Borrower’s request for such advance.

Within seven (7) business days of each advance under the Revolving Line of Credit, Borrower shall cause FCC to deliver to U.S. Bank all Eligible Installment Contracts with respect to which such advance was made, together with the complete Individual Receivable File relating to each such Eligible Installment Contract.

(c) Equipment Advances. In addition to the notice described in clause (a) above (if such notice is required by Lender), Borrower shall give to Lender not less than one (1) business day prior to each Equipment Advance, a copy of the invoice for the equipment to be financed with such Equipment Advance.

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5. Collateral. As collateral and security for the indebtedness evidenced by the Notes and any and all other indebtedness or obligations from time to time owing by Borrower to Lender, Borrower shall grant, and hereby grants, to Lender, its successors and assigns, a first and prior lien and security interest in and to the property described hereinbelow, together with any and all PRODUCTS AND PROCEEDS thereof (the “Collateral”):

(a) All present and future accounts, chattel paper, documents, instruments, deposit accounts and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower), now or hereafter owned, held, or acquired by Borrower, together with any and all books of account, customer lists and other records relating in any way to the foregoing.

(b) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of service, in whole or in part, by Borrower wherever located.

(c) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower and used or usable in Borrower’s business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing.

(d) That certain real property located at 125 Roxbury Industrial Court, Charles City County, Virginia, together with all improvements, fixtures, equipment and other appurtenances attached thereto.

The term “Collateral” shall also include all records and data relating to any of the foregoing (including, without limitation, any computer software on which such records and data may be located). Borrower agrees to execute such security agreements, assignments, deeds of trust and other agreements and documents as Lender shall deem appropriate and otherwise require from time to time to more fully create and perfect Lender’s lien and security interests in the Collateral; provided that, “Collateral” shall not include the real property owned by Borrower or any of its subsidiaries that is located in Woodbridge, Virginia.

6. Guarantors. As a condition precedent to the Lender’s obligation to make the Loans to Borrower, Borrower agrees to cause U.S. Remodelers, Inc. (“U.S. Remodelers”) and First Consumer Credit, Inc. (“FCC”) (U.S. Remodelers and FCC are sometimes collectively referred to herein as the “Guarantors”) to each execute and deliver to Lender contemporaneously herewith a guaranty agreement (collectively, the “Guaranties”), in form and substance satisfactory to Lender.

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7. Representations and Warranties. Borrower hereby represents and warrants, and upon each request for an advance under the Credit Facilities further represents and warrants, to Lender as follows:

(a) Existence. Borrower and each of the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and all other states where it is doing business unless failure to be so qualified would not have a material adverse effect on the Borrower, and has all requisite power and authority to execute and deliver the Loan Documents.

(b) Binding Obligations. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower and the Guarantors have been duly authorized by all necessary action by Borrower and the Guarantors, and constitute legal, valid and binding obligations of Borrower and the Guarantors (to the extent each is a party thereto) enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of Borrower’s or any Guarantor’s articles or certificate of incorporation or bylaws, or any agreement or other instrument binding upon Borrower or any Guarantor, or (B) any law, governmental regulation, court decree or order applicable to Borrower or any Guarantor, or (ii) require the consent, approval or authorization of any third party.

(d) Financial Condition. Each financial statement of Borrower supplied to the Lender truly discloses and fairly presents Borrower’s consolidated financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to Lender.

(e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower or any Guarantor, threatened against or affecting Borrower or any Guarantor or the properties of Borrower or any Guarantor, before any court or governmental department, commission or board, which, if determined adversely to Borrower or any Guarantor, could reasonably be expected to result in either a money judgment of $50,000 per action, suit or proceeding or an aggregate amount of $100,000 for all such actions, suits and proceedings.

(f) Taxes; Governmental Charges. Borrower and each Guarantor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

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8. Conditions Precedent to Advances. Lender’s obligation to make the first advance hereunder shall be subject to, in addition to the conditions specified below, delivery to Lender of the following, in form and substance satisfactory to Lender:

(a) a counterpart of this Agreement;

(b) the Notes;

(c) Deed of Trust, Security Agreement - Assignment of Rents covering the real property of U.S. Remodelers located at 128 Roxbury Industrial Court, Charles City County, Virginia, of even date herewith executed by U.S. Remodelers in favor of Lender;

(d) the First Amended and Restated Security Agreement of even date herewith between Borrower and Lender;

(e) the Guaranties;

(f) the First Amended and Restated Security Agreements of even date herewith between each Guarantor and Lender;

(g) a Certificate of Corporate Resolutions of Borrower and each Guarantor;

(h) a copy of the charter documents of Borrower and each Guarantor certified by the appropriate official of such Person’s state of organization;

(i) an Arbitration and Notice of Final Agreement among Borrower, Guarantors and Lender;

(j) a certificate (or certificates) of the due incorporation, valid existence and good standing of Borrower and each Guarantor in their respective states of incorporation, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower’s and each Guarantor’s good standing and due qualification to do business, issued by appropriate officials in any state in which the character of the properties owned or held by such Person or the nature of the business transacted by it makes such qualification necessary;

(k) an appraisal of the real property of U.S. Remodelers located at 125 Roxbury Industrial Court, Charles City County, Virginia;

(l) a title policy; and

(m) such other documents as Lender may reasonably request.

Lender’s obligation to make any advance (including the first) under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of

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such advance and after giving effect thereto (a) all representations and warranties made to Lender in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (b) no material adverse change in the consolidated financial condition of Borrower or the financial condition of any Guarantors since the effective date of the most recent financial statements furnished to Lender by Borrower shall have occurred and be continuing, and (c) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as such term is defined hereinbelow).

9. Affirmative Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower agrees and covenants that it will, and will cause each Guarantor to, unless Lender shall otherwise consent in writing:

(a) Accounts and Records. Maintain its books and records in accordance with generally accepted accounting principles.

(b) Right of Inspection. Permit Lender to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower’s or any Guarantor’s books and records, at all reasonable times; provided that, so long as no Event of Default is continuing, (i) Lender shall give Borrower three (3) days’ prior notice of the date and time of such visit and (ii) each such visit shall be at Lender’s expenses.

(c) Right to Additional Information. Furnish Lender with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower’s and each Guarantor’s financial condition and business operations as Lender may request from time to time.

(d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower, each Guarantor and their businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

(e) Taxes. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower, any Guarantor or their properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s or any Guarantor’s properties, income, or profits; provided, however, neither Borrower nor any Guarantor will be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower or such Guarantor shall have established on its books adequate reserves with respect to such

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contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

(f) Insurance. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability and worker’s compensation.

(g) Notice of Indebtedness. Promptly inform Lender of the creation, incurrence or assumption by Borrower or any Guarantor of any indebtedness for borrowed money in excess of $50,000, other than obligations relative to the leasing of office space or other real property in connection with Borrower’s business operations, the purchase or lease of office equipment, or employment contracts entered into in the ordinary course of its business.

(h) Notice of Litigation. Promptly after the commencement thereof, notify Lender of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower, any Guarantor or any of their properties and, if adversely determined, could result in a money judgment in excess of $50,000, or when aggregated with all such other actions, suits and proceedings result in an aggregate money judgment in excess of $100,000.

(i) Notice of Material Adverse Change. Promptly inform Lender of (i) any and all material adverse changes in any Guarantor’s financial condition or Borrower’s consolidated financial condition, (ii) all claims made against Borrower or any Guarantor which could materially affect the consolidated financial condition of Borrower or the financial condition of such Guarantor, and (iii) the acceleration of the maturity of any indebtedness or of any default by Guarantor, Borrower or FCC Acceptance Corp. under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a material adverse change in such Person’s financial condition.

(j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

10. Negative Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will not, and will not permit any Guarantor to, without the prior written consent of Lender:

(a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof, provided that the Securitization shall not be deemed to constitute a material change in the nature of FCC’s business.

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Rev. June ‘97

(b) Liquidations, Mergers, Consolidations. Liquidate, merge or consolidate with or into any other entity, provided that any Guarantor may merge into or consolidate with Borrower so long as Borrower is the surviving entity.

(c) Acquisitions. Acquire by purchase or otherwise all or substantially all of the assets of or capital stock of any Person if (i) after giving effect to such acquisition, either the aggregate cash consideration paid by Borrower and Guarantors in the fiscal year in which such acquisition occurs exceeds $1,000,000 or the aggregate cash and non-cash consideration paid to Borrower and Guarantors in the fiscal year in which such acquisition occurs exceeds $2,000,000, or (ii) immediately before or after giving effect to such acquisition an Event of Default shall exist; provided that with respect to any acquisition for which Lender’s consent is required, such consent shall not be unreasonably withheld.

(d) Sale of Assets. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business and sales of Installment Contracts and related assets by FCC in respect of the Securitization.

(e) Liens. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Lender, (ii) liens for taxes, assessments or similar charges that are (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower or such Guarantor has established adequate reserves, (iii) liens and security interests existing as of the date hereof and set forth in Schedule 1 attached hereto, (iv) liens on office equipment and furniture acquired, purchased or leased by Borrower and Guarantors in the ordinary course of their business operations, to the extent that such liens relate to indebtedness that does not exceed $500,000 in the aggregate and such liens extend only to the equipment and furniture so acquired, purchased or leased, and (v) liens on Installment Contracts and related assets sold or contributed by FCC in the Securitization.

(f) Indebtedness. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others other than (i) borrowings from Lender, (ii) borrowings outstanding on the date hereof and described on Schedule 1 attached hereto, (iii) borrowings relative to operating leases, (iv) subject to the limitations set forth in Paragraph 10(e) above, the purchase or leasing of office equipment or furniture in the ordinary course of its business, (v) employment contracts in the ordinary course of its business, (vi) obligations of FCC incurred in respect of the Securitizations, (vii) indebtedness that has been subordinated to all obligations of Borrower and Guarantors owing to Lender on terms and conditions satisfactory to Lender, and (viii) borrowings, with respect to Borrower, from any Guarantor and, with respect to any Guarantor, from Borrower or another Guarantor.

(g) Loans. Make any loans to any person or entity except for (i) loans made in the ordinary course of FCC’s business, (ii) loans made to employees of Borrower and

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Rev. June ‘97

Guarantor that do not exceed $100,000 in the aggregate outstanding at any time, (iii) loans made by FCC to FCC Acceptance Corp. for the purpose of (1) funding up to ten percent (10%) of the purchase price of each Installment Contract of FCC purchased by FCC Acceptance Corp. under the Securitization, or (2) funding any fees or expenses incurred by FCC Acceptance Corp. in connection with the Securitization, and (iv) loans made by any Guarantor to Borrower or any other Guarantor and loans made by Borrower to any Guarantor.

(h) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term “Affiliate” means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

(i) Redemptions; Transfer of Assets. Declare or make any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Borrower’s or any Guarantor’s capital stock, or make any other distribution, sale, transfer or lease of any of Borrower’s or any Guarantor’s assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of principal or interest on indebtedness and obligations owing from time to time by Borrower to Lender.

(j) Investment in FCC Acceptance Corp. Permit the aggregate investment in FCC Acceptance Corp. made by Borrower, FCC and the other Guarantors by virtue of capital contribution to exceed the amount required for start-up costs incurred by FCC Acceptance Corp. in connection with the Securitization, working capital and the ten percent (10%) of the purchase price of each Installment Contract purchased by FCC Acceptance Corp. under the Securitization.

11. Financial Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will maintain the following financial covenants:

(a) Tangible Net Worth. Borrower will maintain, at all times, its Tangible Net Worth at not less than $11,500,000.

(b) Debt to Adjusted Tangible Net Worth Ratio. Borrower will maintain, at the end of each fiscal quarter, a ratio of (a) total liabilities (excluding any Subordinated Debt and all indebtedness of FCC Acceptance Corp. under the Receivables Agreement), to (b) Adjusted Tangible Net Worth of not greater than 3.0 to 1.0.

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(c) Fixed Charge Coverage Ratio. Borrower will maintain, as of the end of each fiscal quarter, a ratio calculated on an annualized basis during the period beginning September 30, 2005 and ending June 30, 2006, and beginning on September 30, 2006, and at all times thereafter, calculated on a trailing twelve-month period of (i) net income before taxes for the period ending with such fiscal quarter plus depreciation, amortization and interest expense deducted in the calculation of such net income plus the increase in the Loan Loss Reserve for the twelve month period ending with such fiscal quarter, to (ii) taxes plus interest expense plus current maturities of long-term debt (excluding, without duplication, any current maturities of debt under the Revolving Line of Credit and the Borrowing Base Line of Credit, all amounts outstanding under the Securitization and all indebtedness of FCC Acceptance Corp. under the Receivables Agreement) plus current maturities of long-term capital leases plus Distributions plus capital expenditures (excluding any capital expenditures for which Borrower or any of its consolidated subsidiaries has incurred indebtedness) of not less than 1.1 to 1 for each fiscal quarter of Borrower through and including the fiscal quarter ending September 30, 2006, and 1.25 to 1 for Borrower’s fiscal year ending December 31, 2006, and each fiscal quarter of Borrower thereafter.

As used herein, the term “Tangible Net Worth” means, as of any date, Borrower’s total assets excluding all intangible assets, less total liabilities excluding any Subordinated Debt. As used herein, the term “Subordinated Debt” means any indebtedness owing by Borrower or any Guarantor which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower or such Guarantor to Lender, such agreement to be in form and substance acceptable to Lender. As used herein, “Distributions” shall mean all dividends and other distributions made by Borrower to its shareholders or partners, as the case may be, other than salary, bonuses and other compensation for services. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied. As used herein, the term “Adjusted Tangible Net Worth” means, as of any date, Borrower’s Tangible Net Worth minus FCC’s ownership interest in FCC Acceptance Corp.

12. Reporting Requirements. Until (i) the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish to Lender:

(a) Interim Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

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(b) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet and income statement of Borrower as of the end of such fiscal year, in each case the consolidated balance sheet and income statement audited by independent public accountants of recognized standing acceptable to Lender.

(c) Compliance Certificate. A certificate signed by the chief financial officer of Borrower, within sixty (60) days after the end of each quarter of each fiscal year, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.

(d) Installment Contract Certificate. An Installment Contract Certificate substantially in the form attached hereto as Exhibit A, signed by an authorized officer of each of Borrower and FCC, within thirty (30) days after the end of each calendar month.

(e) Installment Contract Aging. An Installment Contract aging report within thirty (30) days after the end of each calendar month, together with a list of all Installment Contracts then owned by FCC, each in form and detail satisfactory to Lender.

(f) Borrowing Base Report. At any time any amount is outstanding under the Borrowing Base Line of Credit, a borrowing base report signed by an authorized officer of each of Borrower or U.S. Remodelers substantially in the form attached as Exhibit B, within thirty (30) days after the end of each calendar month of each fiscal year, in form and detail satisfactory to Lender.

(g) Accounts Aging. At any time any amount is outstanding under the Borrowing Base Line of Credit, an accounts receivable aging report of Borrower or U.S. Remodelers within thirty (30) days after the end of each calendar month of each fiscal year, in form and detail satisfactory to Lender.

(h) SEC Filings. Promptly upon their becoming available, copies of all registration statements, periodic reports and other statements and schedules filed by Borrower or any Guarantor with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

13. Events of Default. Each of the following shall constitute an “Event of Default” under this Loan Agreement:

(a) The failure, refusal or neglect of Borrower or any Guarantor to pay when due any part of the principal of, or interest on, the Notes or any other indebtedness or obligations owing to Lender by Borrower or any Guarantor from time to time within five (5) days after the same become due.

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(b) The failure of Borrower or any Guarantor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition under subparagraph 8(i) or paragraph 9.

(c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Lender and Borrower or any Guarantor, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Documents.

(d) The failure (other than as referred to in subparagraphs (a), (b) or (c) above) of Borrower or any Guarantor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower.

(e) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Guarantor is false or misleading in any material respect.

(f) The occurrence of any event which permits the acceleration of the maturity of any indebtedness in excess of $100,000 owing by Borrower or any Guarantor to any third party under any agreement or understanding.

(g) If Borrower or any Guarantor: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

(h) Except as expressly permitted herein, the liquidation, dissolution, merger or consolidation of any of Borrower or any Guarantor.

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(i) The entry of any judgment against Borrower or any Guarantor or the issuance or entry of any attachment or other lien against any of the property of Borrower or any Guarantor for an amount in excess of $100,000, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

(j) The occurrence of an “Event of Default” under the Receivables Agreement (as such term is defined therein) which permits DZ Bank to declare that an Early Amortization Commencement Date (as such term is defined in the Receivables Agreement) has occurred.

(k) If on any day Lender is authorized by the terms of Direction Letter to withdraw funds from a deposit account of FCC or Borrower with Lender, the collected funds in such deposit account are less than the amount Lender is authorized to withdraw.

(l) The occurrence of a Change of Control.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

14. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Lender by Borrower at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Lender may, at its option, cease further advances under any of the Notes. All rights and remedies of Lender set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

If an Event of Default shall occur and be continuing, Lender by notice given in writing to Borrower and FCC (a “Termination Notice”) may terminate all servicing rights and obligations of FCC with respect to the Eligible Installment Contracts. Upon receipt by Borrower and FCC of such Termination Notice, all servicing rights and obligations with respect to the Eligible Installment Contracts automatically shall pass to Compu-Link (the “Successor Servicer”), provided that Successor Servicer shall have no liability with respect to any claim based on any alleged action or inaction of FCC. Borrower agrees to cause FCC to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of FCC with respect to the servicing, including without limitation, the transfer to Successor Servicer of all files, collection records and a computer tape in a readable form containing all information necessary to enable Successor Servicer to service the Eligible Installment Contracts. Borrower shall reimburse Lender and Successor Servicer for all costs incurred by them in connection with a transfer of servicing from FCC to Successor Servicer, and Borrower shall reimburse Lender for

FIRST AMENDED AND RESTATED LOAN AGREEMENT	19
Rev. June ‘97

all servicing costs charged by Successor Servicer for the servicing of the Eligible Installment Contracts.

15. Rights Cumulative. All rights of Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements between Borrower, Guarantors and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

16. Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower or any Guarantor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

17. Benefits. This Loan Agreement shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

18. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

19. Construction. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Lender’s address set forth on the first page hereof is located.

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Rev. June ‘97

20. Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

21. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Lender’s rights upon the occurrence of Event of Default.

22. Participation of the Loans. Borrower agrees that Lender may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower to each prospective purchaser.

23. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

24. Counterparts. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

25. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Loan Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine (“fax”), it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

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Rev. June ‘97

NOTICE TO COMPLY WITH STATE LAW

For the purpose of this Notice, the term “WRITTEN AGREEMENT” shall include the document set forth above, together with each and every other document relating to and/or securing the same loan transaction, regardless of the date of execution.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER	LENDER:

U.S. HOME SYSTEMS, INC.	THE FROST NATIONAL BANK, a national banking association

By:	By:
Name:	Name:
Title:	Title:

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Rev. June ‘97

Exhibit 1

Form of Transmittal Request

[Date]

The Frost National Bank

2727 North Harwood, 10th Floor

Dallas, Texas

Attn: ________________

RE:	First Amended and Restated Loan Agreement dated as of February 9, 2006, to be effective for all purposes as of February 10, 2006, between U.S. Home Systems, Inc. and The Frost National Bank, as from time to time amended, modified or restated, the “Loan Agreement.” Capitalized terms used and not otherwise defined herein have meanings given them in the Loan Agreement.

This letter is to notify you that we intend to sell the Installment Contracts set forth on the attached Schedule A to the following purchaser (“Purchaser”):

Name:	__________________________________

Address:	__________________________________
__________________________________

We request that you deliver a Bailee Letter to the Purchaser no later than ____________, 200__, because the sale is scheduled to close on or about ______________, 200__.

We hereby agree that the Installment Contracts will be delivered to the Purchaser under a copy of this request and the executed Bailee Letter. We agree to the terms of the Bailee Letter and instruct the Purchaser to comply with all instructions set forth therein and acknowledge that such terms cannot be varied by any instructions given by us.

First Consumer Credit, Inc.

By:
Name:
Title:

U.S. Home Systems, Inc.

By:
Name:
Title:

Exhibit 1

Exhibit 2

Form of Bailee Letter

[On Lender’s Letterhead]

[Purchaser’s Name and Address]

Ladies and Gentlemen:

Enclosed please find ____________ installment contracts (the “Installment Contracts”) evidencing the home improvement loans described in more detail on the attached Schedule A, along with other supporting documents that you have agreed to purchase. Please be advised that a security interest in the Installment Contracts has been granted to The Frost National Bank (the “Secured Party”) in connection with a First Amended and Restated Loan Agreement dated as of February 9, 2006, to be effective for all purposes as of February 10, 2006, between U.S. Home Systems, Inc. (“Borrower”) and the Secured Party (as from time to time amended modified or restated, the “Loan Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given in the Loan Agreement.

The Installment Contracts and all other documents relating thereto are to be held by you as agent, bailee and custodian for the benefit of Secured Party, and subject to Secured Party’s direction and control. Notwithstanding the foregoing:

(i)	if the Installment Contracts are accepted for purchase, the proceeds of such purchase are to be wire transferred to the Secured Party at [wiring instructions]; and

(ii)	Installment Contracts which are not accepted for purchase should be returned within thirty (30) days after the date of delivery of this letter to:

First Consumer Credit, Inc.

12740 Hillcrest Plaza Drive, Suite 240

Dallas, Texas 75230

Attn:

You are responsible for making certain that Secured Party receives all of the proceeds from the sale of the Installment Contracts. In no event shall such proceeds, without the express written consent of Secured Party, be less than $                    , which is the aggregate Collateral Value assigned by the Secured Party to such Installment Contracts (the “Minimum Amount”). Upon Secured Party’s receipt of such proceeds (which in no event shall be less that the Minimum Amount), the security interest of Secured Party in the Installment Contracts shall automatically terminate without further action. The Installment Contracts have not been assigned by Secured Party to any other party.

You are not to honor any requests or instructions from Borrower or First Consumer Credit, Inc. relating to any Installment Contract unless you have received the written or

Exhibit 2	1

telephonic consent of Secured Party, or until Secured Party has received the applicable proceeds of such Installment Contract. If you have any questions, please call Shannon Jackson, whose phone number is (214) 515-4917.

Please indicate your acknowledgment that (a) you are acting as Secured Party’s agent, bailee and custodian with respect to the Installment Contracts and (b) you agree to comply with all instructions contained herein, by signing the acknowledgment below and returning a copy to Secured Party at the following address:

The Frost National Bank

2727 North Harwood, 10th Floor

Dallas, Texas 75201

Attn: __________________

Fax: (214) 515-4990

Very truly yours,

The Frost National Bank

By:
Name:
Title:

Received and agreed to:

By:
Name:
Title:
Date:

Exhibit 2	2

EXHIBIT A

INSTALLMENT CONTRACT CERTIFICATE

[Date]

Reference is made to that certain First Amended and Restated Loan Agreement dated as of February 9, 2006, to be effective for all purposes as of February 10, 2006 (as from time to time amended, the “Agreement”) by and between U.S. Home Systems, Inc. (“Borrower”) and The Frost National Bank (“Lender”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is being furnished pursuant to Section 11(d) of the Agreement. Borrower and FCC hereby certify to Lender as follows:

(a)	the officer of Borrower signing this instrument is the duly elected, qualified and acting ________ of Borrower and the officer of FCC signing this instrument is the duly elected, qualified and acting _________ of FCC and as such is authorized to submit this Certificate on behalf of such Person;

(b)	as of the close of business on __________ (the “Reporting Date”):

(i)	Balance of Installment Contracts as of the Reporting Date	$_________

(ii)	Ineligible Installment Contracts:

	(A) Installment Contracts more than 30 days past due	$_________

	(B) Installment Contracts purchased or originated more than 90 days prior to Reporting Date	$_________

	(C) Other ineligible Installment Contracts	$_________

	(D) Total ineligible Installment Contracts (add lines A through C)	$_________

(iii)	Total Eligible Installment Contracts (Line (i) minus line (ii)(D))		$_________

(iv)	90% of Total Eligible Installment Contracts		$_________

(v)	Revolving Line of Credit balance per last Installment Contract Certificate		$_________

Exhibit A	1

(vi)	Less net payments	$_________

(vii)	Plus advances	$_________

(viii)	Total Balance (Line (v) minus line (vi) plus line (vii))	$_________

(ix)	Amount available for borrowing (lesser of $3,000,000 and line (iv) minus Total Balance (line viii) subject to the terms of the Agreement, if positive, or to be repaid, if negative.	$_________

(c) Attached hereto is an Installment Contract aging report as of the Reporting Date and a list of all Installment Contracts owned by FCC as of the Reporting Date.

The officers of Borrower and FCC signing this instrument certify that, to the best of their knowledge after due inquiry, the above certifications of Borrower and FCC are true, correct and complete.

IN WITNESS WHEREOF, the instrument is executed as of _____________________.

U.S. HOME SYSTEMS, INC.

By:
Name:
Title:

FIRST CONSUMER CREDIT, INC.

By:
Name:
Title:	President

Exhibit A	2

EXHIBIT B

BORROWING BASE CERTIFICATE

[Date]

Reference is made to that certain First Amended and Restated Loan Agreement dated as of February 9, 2006, to be effective for all purposes as of February 10, 2006 (as from time to time amended, the “Agreement”) by and between U.S. Home Systems, Inc. (“Borrower”) and The Frost National Bank (“Lender”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is being furnished pursuant to Section 11(f) of the Agreement. Borrower and U.S. Remodelers hereby certify to Lender as follows:

(a)	the officer of Borrower signing this instrument is the duly elected, qualified and acting ________ of Borrower and as such is authorized to submit this Certificate on behalf of Borrower; the officer of U.S. Remodelers signing this instrument is the duly elected qualified and acting ____________ of U.S. Remodelers and as such is authorized to submit this Certificate on behalf of U.S. Remodelers;

(b)	as of the close of business on __________ (the “Reporting Date”):

U.S. Remodelers
(i)	Eligible Accounts	$	________

(ii)	80% of aggregate Eligible Account			$	________

(iii)	Eligible Inventory	$	________

(iv)	50% of aggregate Eligible Inventory			$	________

(v)	Borrower’s determination of Borrowing Base (sum of lines (ii) and (iv), not to exceed $4,000,000)			$	________

(vi)	Borrowing Base Line of Credit Balance per last Borrowing Base Certificate			$	________

(vii)	Less Net Payments			$	________

(viii)	Plus advances			$	________

(ix)	Total Balance (line (vi) minus line (vii) plus line (viii))			$	________

(x)	Amount available for borrowing (line (v) minus line (ix)), subject to the terms of the Agreement, if positive, or to be repaid, if negative			$	________

Exhibit B	1

The officers of Borrower and U.S. Remodelers signing this instrument certify that, to the best of their knowledge after due inquiry, the above certifications of Borrower and U.S. Remodelers are true, correct and complete.

IN WITNESS WHEREOF, the instrument is executed as of _______________.

U.S. HOME SYSTEMS, INC.

By:
Name:
Title:

U.S. REMODELERS, INC.

By:
Name:
Title:

Exhibit B	2